                                                                    EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
MTI Technology Corporation:

     We consent to incorporation by reference in the registration statement No. 333-85410 on Form S-3 and the registration statements (Nos. 333-76972, 333-69030, 333-66716, 333-95915, 333-92623, 333-85579, 333-61957, 333-46363,
333-50377, 333-18501 and 33-80438) on Form S-8 of MTI Technology Corporation of our report dated June 27, 2002, relating to the consolidated balance sheets of MTI Technology Corporation and subsidiaries as of April 6, 2002 and April 7, 2001 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended April 6, 2002, and related schedule, which report appears in the April 6, 2002 annual report on Form 10-K of MTI Technology Corporation.

                                          KPMG LLP

Costa Mesa, California
July 5, 2002